EXHIBIT 5.1

[WIGGIN AND DANA LLP Letterhead]

August 2, 2011

AboveNet, Inc.
360 Hamilton Avenue
White Plains, New York  10601

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by AboveNet, Inc. (the “Company”) of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission relating to 1,600,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), which may be issued pursuant to the AboveNet, Inc. 2011 Equity Incentive Plan (the “2011 Plan”).

In connection with the foregoing, we have examined the Company’s certificate of incorporation and bylaws, as amended, the 2011 Plan and originals, or copies certified to our satisfaction, of such corporate records of the Company, certificates and other communications of public officials, certificates of officers of the Company and such other documents as we have deemed relevant or necessary for the purpose of rendering the opinion expressed herein. As to certain factual matters, we have relied on a certificate of an officer of the Company and have not sought independently to verify such matters. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, the accuracy, completeness and authenticity of certificates of public officials, the due authorization, execution and delivery by the parties thereto other than the Company of all documents examined by us, and the legal capacity of each individual who signed any of those documents.

Based upon the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in accordance with the terms of the 2011 Plan, will be validly issued, fully paid and non-assessable.

This opinion set forth herein is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933, as amended.

 Sincerely,

/s/ WIGGIN AND DANA LLP